AMENDMENT NUMBER ONE

                                     TO THE

                            MILLENNIUM CHEMICALS INC.

                         LONG-TERM STOCK INCENTIVE PLAN


     WHEREAS, Millennium Chemicals Inc. (the "Company") maintains the Millennium Chemicals Inc. Long-Term Stock IncentivePlan (the "Stock Incentive Plan"); WHEREAS, pursuant to Section 14.1 of the Stock Incentive Plan, the Board of Directors of the Company (the "Board") reserved the right to amend the Stock Incentive Plan;

     and WHEREAS,  the Board  desires to amend the Stock  Incentive  Plan.

     NOW, THEREFORE, effective as of the date this amendment is approved by the Board, the Stock Incentive Plan is amended as follows:

     1. Section 6.3(g) of the Stock Incentive Plan is amended by the addition of a new sentence at the end thereof to read as follows: Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 4.2 or Article XIII of the Plan.

     2. Section 7.3(a)(i) of the Stock Incentive Plan is amended by the deletion of the last sentence and the substitution of the following in lieu thereof:
Within these limits, the Committee may provide at the time of grant for the lapse of such restrictions in installments in whole or in part, based on (w) service; (x) attainment of objective performance goals established pursuant to
Section 7.3(a)(ii) below; (y) a Termination of Employment (including, without limitation, Retirement) or such other extraordinary events as determined by the Committee in its sole discretion (referred to herein, individually and collectively, as a "Special Event"); or (z) such other factors or criteria as the Committee may determine in its sole discretion. In addition, after the date of grant and in connection with the occurrence of a Special Event, the Committee may vest and/or waive the deferral limitations for all or any part of any Restricted Stock Award other than Restricted Stock Awards for which the restrictions lapse based on (x) above and with regard to which the objective performance goals established pursuant to Section 7.3(a)(ii) are not ultimately achieved."

     IN WITNESS WHEREOF, this amendment has been executed this 24th day of July, 1997.


                                           MILLENNIUM CHEMICALS INC.



                                           By:  /s/ George H. Hempstead, III
                                                 Senior Vice President